Exhibit 10.20

AMENDED AND RESTATED LOAN AGREEMENT
Dated as of April 05, 2025

among

ZIMMER INSURANCE SERVICES LLC,
as the Borrower,

ATEGRITY SPECIALTY HOLDINGS LLC,

as an Initial Lender,

and

ATEGRITY SPECIALTY INSURANCE LIMITED,
as an Initial Lender and as Administrative Agent

TABLE OF CONTENTS

SCHEDULES
Schedule A –	Lender Register

EXHIBITS
Exhibit A –	Form of Assignment and Acceptance

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AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amended and Restated Loan Agreement, dated as of April 05, 2025 (this “Agreement”), is effective as of March 31, 2025 and is among ZIMMER INSURANCE SERVICES LLC, a Delaware limited liability company, as borrower (the “Borrower”), ATEGRITY SPECIALTY HOLDINGS LLC, as an initial lender (“ASH”) and ATEGRITY SPECIALTY INSURANCE LIMITED, as an initial lender (“ASIL” and, together with ASH, the “Initial Lenders” and, each an “Initial Lender”), and as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Initial Lenders are willing to make loans subject to and on the terms set forth herein;

WHEREAS, each Initial Lender has redeemed its limited partnership interests in ZP Utility Insurance Fund, LP;

WHEREAS, the proceeds of such redemption are being held at the Initial Lender’s account at The Citco Group Limited (“Citco”) and the Initial Lender will direct Citco to apply the proceeds of such redemption to make the Loan (as defined below) to the Borrower hereunder;

WHEREAS, the Borrower will apply proceeds of the loan made hereunder to acquire limited partnership interests in ZP Utility Fund, LP (the “LP Interests”) to be held at Citco;

WHEREAS, the Borrower, the Initial Lenders and the Administrative Agent entered into that certain Loan Agreement, dated as of March 31, 2025 (the “Original Loan Agreement”);

WHEREAS, the Borrower, the Initial Lenders and the Administrative Agent desire to amend and restate the Original Loan Agreement in its entirety as set forth herein; and

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions; Construction

Section 1.1.           Definitions.

Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Accrued Interest” means with respect to any Payment Date, the aggregate interest accrued on the Loan Balance for the related Interest Period at the applicable Interest Rate, after giving effect to all payments of principal to the Lenders on or prior to the immediately preceding Payment Date.

“Act” shall have the meaning specified in Section 10.2(b).

“Administrative Agent” shall have the meaning specified in the preamble hereto.

“Advisors” means accountants, attorneys, consultants, advisors, credit enhancers, liquidity providers and Persons similar to the foregoing and the respective directors, officers, employees and managers of each of the foregoing.

“Affiliate” means, with respect to any Person, (i) any other Person that directly or indirectly owns, controls or holds fifty percent (50.0%) or more of the outstanding beneficial interest in such Person, (ii) any other Person of which fifty percent (50.0%) or more of the outstanding beneficial interest is directly or indirectly owned, controlled or held by such Person, (iii) any other Person that directly or indirectly is under common control with such Person, (iv) any officer, director, partner or employee of such Person, and (v) any officer, director, partner, employee or immediate family member of any Person who is an Affiliate of such Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Unpaids” means, with respect to any date of determination, an amount equal to the sum of (i) the Loan Balance, (ii) all accrued but unpaid Interest, and, (iii) without duplication, all other Obligations owed (whether due and payable or accrued as of such date of determination) by the Borrower to the Secured Parties under this Agreement and the other Transaction Documents.

“Agreement” shall have the meaning specified in the preamble.

“Anti-Corruption Laws” means Applicable Law concerning or relating to bribery or corruption, including the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.

“Applicable Law” means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Securities Act and the Exchange Act), and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Asset Coverage Ratio” means, with respect to any Person, the percentage equivalent of a fraction, the numerator of which is equal to the total assets of such Person and its consolidated subsidiaries and the denominator of which is equal to the Indebtedness of such Person and its consolidated subsidiaries.

“Assignment and Acceptance” means an assignment and acceptance agreement between a Lender and an assignee, in substantially the form of Exhibit A hereto.

“Authorized Signatory” means, with respect to any party hereto, any Person that has been authorized to execute and deliver on behalf of such party any notice, certificate, document, agreement, consent, instruction or other communication to be delivered by such party under or in relation to this Agreement or any other Transaction Document.

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“Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

“Barclays Facility” means that certain Amended and Restated Credit Agreement, dated as of September 30, 2020, among Zimmer Partners, LP, ZP Utility GP, LLC, ZP Energy GP, LLC, ZP Offshore Energy GP, LLC, ZP Utility Insurance GP, LLC, ZP Utility Insurance GP II, LLC, ZP MidCap GP, LLC, Zimmer Partners GP, LLC, the Guarantor and Barclays Bank PLC and the documents referenced therein, as amended from time to time.

“Benefit Plan Investor” means an employee benefit plan (as defined in Section 3(3) of ERISA), that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity whose underlying assets include “plan assets” (within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) by reason of investment by an employee benefit plan or plan in such entity.

“Borrower” means Zimmer Insurance Services LLC, a Delaware limited liability company.

“Business Day” means any day other than a Saturday or a Sunday and any day which is a legal holiday under the laws of the State of New York or Delaware or any day on which a bank located in the State of New York or Delaware is authorized or permitted to close for business.

“Change of Control” means any transaction or series of transactions which results in estate planning vehicles, trusts, family and charitable foundations or family investment vehicles for the benefit of any of such persons and their family members, ceasing to directly or indirectly own immediately after such transaction or series of related transactions, in the aggregate, more than 50% of the outstanding voting interests in the Borrower.

“Closing Date” means March 31, 2025.

“Code” means the Internal Revenue Code of 1986.

“Confidential Information” means, of any party hereto, includes information concerning the business, operations, assets, clients, customers, vendors, investors in, creditors of or material contract counterparties of such party, which information is delivered or made available by such party to any recipient under or in relation to this Agreement or any other Transaction Document, including (i) information transmitted in written, oral, magnetic or any other medium, (ii) all copies and reproductions, in whole or in part, of such information and (iii) all summaries, analyses, compilations, studies, notes or other records which contain, reflect or are generated from such information; provided, that Confidential Information does not include, with respect to a recipient thereof, information that (a) was already known to such Person and such knowledge was not obtained from any other entity who was known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information to such Person, (b) is or has become part of the public domain through no act or omission of such Person, (c) is or was lawfully disclosed to such Person without restriction on disclosure by a third party, (d) is or was developed independently by such Person or (e) is or was lawfully and independently provided to such Person prior to disclosure hereunder, from a third party who is not known by such Person to be subject to an obligation of confidentiality or otherwise prohibited from transmitting such information.

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“Default” means any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Dollars” or “$” means the lawful currency of the United States.

“Equity Interests” means with respect to any Person, its equity ownership interests, its common stock and any other capital stock or other equity ownership units of such Person authorized from time to time, and any other shares, options, interests, participations or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including common stock, options, warrants, preferred stock, phantom stock, membership units (common or preferred), stock appreciation rights, membership unit appreciation rights, convertible notes or debentures, stock purchase rights, membership unit purchase rights and all securities convertible, exercisable or exchangeable, in whole or in part, into any one or more of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or under the common control with (for Section 414(o) of the Code) the Borrower, any corporation described in clause (i)  above or any trade or business described in clause (ii) above.

“Event of Default” shall have the meaning specified in Section 7.1(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“FATCA” means sections 1471 through 1474 of the Code as in effect on the date of this Agreement, and any regulations promulgated thereunder or published administrative guidance implementing such Sections, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such section of the Code.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Formation Documents” means (i) with respect to the Borrower the certificate of formation, filed in Delaware, dated as of August 16, 2023, and the limited liability company agreement of the Borrower, dated as of August 16, 2023, and (ii) with respect to the Guarantor, the certificate of formation of the Guarantor filed in Delaware, dated as of June 29, 2018, and the amended and restated limited liability company agreement of the Guarantor, dated as of September 24, 2018.

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“Funding Date” means April 1, 2025.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means with respect to any Person, any nation or government, any State or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over such Person.

“Guarantor” means Zimmer Financial Services Group LLC.

“Guaranty” means that certain guaranty, dated as of March 31, 2025, by the Guarantor in favor of the Administrative Agent.

“Indebtedness” means with respect to any Person and any day, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, and (iii) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Insolvency Event” means with respect to any Person:

(ii)            such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii)            a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

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“Insolvency Proceeding” means with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Interest” means for any Payment Date, the Accrued Interest for such Payment Date; provided, that no portion of any payment of Interest shall be considered to have been paid by any distribution if at any time such portion of such distribution is rescinded or must otherwise be returned for any reason.

“Interest Period” means for any Payment Date, the period from and including the immediately preceding Payment Date (or, in the case of the initial Interest Period, the Closing Date) to but excluding such Payment Date; provided, however, that any Interest Period that commences before the Maturity Date that would otherwise end after the Maturity Date shall end on the Maturity Date.

“Interest Rate” means a per annum rate that is equal to 5.5%.

“Investment” means with respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

“Investment Company Act” means the Investment Company Act of 1940.

“Lender” means the Initial Lenders, each signatory hereto as a Lender and their successors and permitted assigns from time to time that becomes a party hereto by execution of an Assignment and Acceptance.

“Lender Register” means the Lender Register attached hereto as Schedule A.

“Lien” means any mortgage, lien, pledge, charge, claim, security interest or encumbrance of any kind.

“Loan” means the loan made by the Initial Lenders to the Borrower on the Closing Date pursuant to this Agreement.

“Loan Amount” means $94,000,000.00.

“Loan Balance” means as of the Closing Date, the Loan Amount, and as of each Payment Date thereafter, the excess of (x) the sum of the outstanding principal amount of the Loan at the immediately preceding Payment Date (or the Funding Date in the case of the first such determination following such dateover (y) any amounts of principal paid on such Payment Date in accordance with Section 2.8.

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“Loan Percentage” means with respect to each Lender at any time, a fraction (expressed as a percentage), the numerator of which is the portion of the Loan Balance then funded or maintained by such Lender at such time and the denominator of which is the Loan Balance at such time.

“LP Interests” has the meaning specified in the preamble hereto.

“Material Adverse Effect” means with respect to any Person and to any event or circumstance, a material adverse effect on (i) the business, financial condition, operations, performance or properties of such Person, (ii) the validity or enforceability of this Agreement or any other Transaction Document, (iii) the rights and remedies of the Secured Parties under any Transaction Document, (iv) the ability of such Person to perform its obligations under this Agreement or any Transaction Document to which it is a party or (v) the status, existence, perfection, priority or enforceability of any Lender’s interest in the Pledged Collateral.

“Maturity Date” means April 30, 2032; provided that the Maturity Date may be extended in accordance with Section 2.5.

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees or with respect to which the Borrower or any ERISA Affiliate has any outstanding liability.

“Obligations” means all loans, advances, debts, liabilities and obligations for monetary amounts owing by the Borrower to the Lenders or any of their respective assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of the Loan, including all principal and interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the first day of April in each calendar year or, if any such day is not a Business Day, the next succeeding Business Day, commencing on April 1, 2026.

“Pension Plan” means an “employee pension benefit plan”, as such term is defined in Section 3 of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA, which is maintained or contributed to by the Borrower or any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any outstanding liability.

“Permitted Liens” means any Liens created (i) pursuant to this Agreement or any other Transaction Document and (ii) under the Barclays Facility.

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“Permitted Business” means any insurance-related administration or risk-bearing business conducted by the Borrower or its subsidiaries.

“Permitted Distributions” means, with respect to the Borrower, any dividend or distribution by the Borrower that after giving effect to such distribution or dividend, the Asset Coverage Ratioof the Borrower and its consolidated subsidiaries is greater than or equal to 120%.

“Person” means an individual, partnership, corporation (including a business or statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Pledged Collateral” shall have the meaning specified in the Guaranty.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA for which the thirty (30) day notice provision has not been waived.

“Sanctioned Country” means at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Kingdom (including His Majesty’s Treasury), the European Union and any EU member state, the United Nations Security Council, and any other relevant sanctions authority.

“Secured Party” means the Administrative Agent and the Lenders.

“Securities Act” means the Securities Act of 1933.

“Solvent” means, as to any Person at any time, having a state of affairs such that (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

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“State” means any state of the United States or the District of Columbia.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which such entity directly or indirectly owns or controls at least a majority of the outstanding stock or other equity interest having general voting power. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

“Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any Governmental Authority.

“Transaction Documents” means this Agreement, the Guaranty and any other document, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the transactions contemplated by this Agreement or any of the other foregoing documents.

“Treasury Regulations” means the regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“UCC” means the Uniform Commercial Code as in effect in the respective jurisdiction.

“United States” means the United States of America.

Section 1.2.           Accounting Terms and Determinations.

Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

Section 1.3.           Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

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Section 1.4.           Interpretation.

When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) “or” is not exclusive; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) any statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such statute as from time to time amended, modified or supplemented and includes any successor statute and the rules and regulations issued pursuant to such statute; (viii) references to a Person are also to its successors and permitted assigns; (ix) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (x) references contained herein to Section, Schedule and Exhibit, as applicable, are references to Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (xi) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; and (xii) all terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9, unless the context requires application of another jurisdiction’s UCC, in which case, such terms are defined as in the UCC of that jurisdiction.

ARTICLE II.

The Loan

Section 2.1.           The Loan.

(a)            On the terms and conditions set forth herein, including this Section 2.1 and Article IV, on the Funding Date, the Borrower agrees to borrow from the Initial Lenders, and the Initial Lenders agreed to advance to the Borrower, the Loan Amount.

(b)            the Initial Lenders shall make available to the Borrower the Loan Amount, subject to the fulfillment of the applicable conditions set forth in Article IV, on the Funding Date.

(c)            Amounts repaid under this Agreement may not be reborrowed.

(d)            The Borrower may prepay all or any portion of the Loan Balance without penalty or premium at any time.

(e)            The Borrower hereby promises to pay to the order of the Lenders the Loan Balance, together with all Interest and all other Obligations due and payable to such Lenders, as set forth herein, in lawful money of the United States and in immediately available funds at the rates and on the dates specified herein. Without limiting the foregoing, the Loan Balance, all accrued Interest thereon and all other Aggregate Unpaids, shall be due and payable, if not previously paid, on the earlier of (i) the date of the declaration or automatic occurrence of an Event of Default and (ii) the Maturity Date.

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(f)             The Borrower shall record in its records the date and amount of the Loan Balance, the Accrued Interest with respect thereto and each repayment and payment thereof. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the Obligations or the obligation of the Borrower hereunder or under the other Transaction Documents to repay any such amounts.

(g)            Any Lender may request that its Loan Percentage of the Loan be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably approved by such Lender. Thereafter, the portion of the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.1) be represented by one or more promissory notes in such form.

Section 2.2.           Payments.

(a)            The Borrower shall pay Interest on the Loan Balance for the period from the Funding Date until the Maturity Date. Interest shall accrue on the Loan Balance during each Interest Period and be payable on each Payment Date in accordance with Section 2.3.

(b)            The Loan Balance shall bear interest at a rate per annum equal to the Interest Rate for the applicable Interest Period.

(c)            All calculations of interest and other periodic amounts payable hereunder shall be calculated on the basis of a three hundred sixty (360) day year with each month assumed to have thirty (30) days.

(d)            Notwithstanding any other provision of this Agreement or the Transaction Documents, if at any time the rate of interest payable by any Person under the Transaction Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total Interest received by any Lender under this Agreement and the other Transaction Documents exceed the amount which such Lender could lawfully have received, had the Interest due been calculated from the Closing Date at the Maximum Lawful Rate.

Section 2.3.           Repayment of Interest on Payment Date and Principal at Maturity.

(a)            For so long as no Default or Event of Default has occurred and is continuing, on each Payment Date, the Borrower shall pay or make distributions in the amounts and to the Persons in the order of priority set forth below:

(i)            First, to the Initial Lenders or the Administrative Agent, in an amount equal to any fees, expense reimbursements and indemnified amounts payable thereto in accordance with this Agreement; and

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(ii)            Second, subject to Section 2.2, to each Lender, pro rata in accordance with such Lender’s Loan Percentage, an amount equal to the accrued and unpaid Interest for such Payment Date.

(b)            Subject to the terms hereof, the Borrower will repay the outstanding principal amount of the Loan Balance, all accrued Interest thereon and all other Aggregate Unpaids to each Lender, pro rata in accordance with such Lender’s Loan Percentage, in full, on the earliest to occur of (i) the Maturity Date and (ii) the date of the declaration or automatic occurrence of an Event of Default pursuant to Section 7.1.

Section 2.4.           Payments, Computations, Etc.

(a)            Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. (New York, New York time) on the day when due in Dollars in immediately available funds at the direction of each Lender.

(b)            Whenever any payment hereunder (i) shall be stated to be due on a day other than a Business Day, such payment shall be made, without penalty, on the next succeeding Business Day or (ii) is received after 4:00 p.m. (New York, New York time) such payment shall be deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of Interest, other interest or any fee payable hereunder, as the case may be.

(c)            All payments hereunder shall be made without set-off or counterclaim.

(d)            To the extent that (i) any Person makes a payment to the Borrower, the Guarantor or any Lender or (ii) the Borrower, the Guarantor or any Lender receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Insolvency Law, State or United States federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Borrower, the Guarantor or such Lender, as the case may be.

Section 2.5.           Maturity Date.

On the Maturity Date, if the Borrower has not indefeasibly paid the Aggregate Unpaids in full, the Initial Lenders in their sole discretion may determine that the then effective Maturity Date shall be extended in one (1) year increments.

Section 2.6.           [Reserved].

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Section 2.7.           Taxes.

(a)           (i)             Each Lender (or other applicable recipient of payments) that is a United States Person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrower, on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrower) a properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that the Lender is exempt from U.S. federal backup withholding.

(ii)            Each Lender (or other applicable recipient of payments) that is not a United States Person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall, to the extent it is legally entitled to do so, deliver to the Borrower on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by law or upon the reasonable request of the Borrower, as applicable) whichever of the following is applicable:

(A)            two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(B)            two (2) duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)            in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a Certificate re Non-Bank Status (any such certificate, a “United States Tax Compliance Certificate”), to the effect that such Lender is not (I) a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (II) a “10 percent shareholder” within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and that no payments in connection with the Transaction Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two (2) duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(D)            to the extent a Lender or other recipient of payments is not the beneficial owner (for example, where the Lender or other recipient of payments is a partnership, or is a participant holding a participation granted by a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9 (or other successor forms) or any other required information from each beneficial owner, as applicable, or

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(E)            if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such payee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such payee shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for it to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA. Each Lender agrees that (i) the Borrower may disclose the information contained on such form or certification as reasonably necessary to comply with their respective obligations under FATCA and (ii) if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. Notwithstanding any other provisions of this clause (E), a Lender or other recipient of payments shall not be required to deliver any form that such Lender or other recipient of payments is not legally eligible to deliver. The Lenders acknowledge the right of the Borrower to withhold in compliance with Applicable Law.

Section 2.8.           Prepayment.

The Borrower may elect to prepay the Loan in whole or in part at any time by providing notice to the Lenders of its election at least one (1) Business Day prior to the date of such prepayment. Any prepayment under this Section 2.8 shall be made without any penalty or premium. Upon the Borrower’s election to prepay the Loan in full in accordance with this Section 2.8, the Borrower shall reduce the Loan Balance and make all other payments in accordance with Section 2.3.

ARTICLE III.

[RESERVED]

ARTICLE IV.

Conditions of Closing

Section 4.1.           Conditions to Closing and Funding.

(a)             The Closing Date shall not occur, nor shall the Initial Lenders be obligated to take, fulfill or perform any other action hereunder, until all of the following conditions have been satisfied in the sole discretion of the Initial Lenders and the Administrative Agent:

(i)            Each Transaction Document shall have been duly executed by, and delivered to, the parties hereto and thereto and the Initial Lenders shall have received each other document, agreement, certificate, opinion and other item as the Initial Lenders and the Administrative Agent may request, each in form and substance satisfactory to the Initial Lenders and the Administrative Agent;

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(ii)            All representations and warranties of the Borrower and the Guarantor contained in each Transaction Document to which it is a party shall be true and correct in all material respects (except to the extent that any such representation or warranty is subject to any materiality qualifier, in which case, if at any time such representation or warranty fails to be correct in any respect) on and as of the Closing Date;

(iii)           The Initial Lenders and the Administrative Agent shall have received resolutions duly adopted by the Borrower authorizing, as applicable, the transactions contemplated hereunder and the execution, delivery and performance of the Transaction Documents;

(iv)          The Initial Lenders and the Administrative Agent shall have satisfactorily completed financial and legal due diligence on the Borrower;

(v)            No Default or Event of Default shall have occurred;

(vi)           The Borrower shall have paid or caused to be paid all fees required to be paid by it on the Closing Date, including all fees required to be paid on or before the Closing Date hereunder and the Initial Lenders and the Administrative Agent shall have been reimbursed for all fees, costs and expenses related to the transactions contemplated hereunder and under the other Transaction Documents, including legal and other document preparation costs;

(vii)         No event shall exist which has resulted in, or could reasonably be expected to result in a Material Adverse Effect with respect to Borrower; and

(b)            The Funding Date shall not occur, nor shall the Initial Lenders be obligated to make the loan hereunder, until all of the following conditions have been satisfied in the sole discretion of the Initial Lenders and the Administrative Agent on the Funding Date:

(i)             All representations and warranties of the Borrower and the Guarantor contained in each Transaction Document to which it is a party shall be true and correct in all material respects (except to the extent that any such representation or warranty is subject to any materiality qualifier, in which case, if at any time such representation or warranty fails to be correct in any respect) on and as of the Funding Date;

(ii)            No Default or Event of Default shall have occurred; and

(iii)          No event shall exist which has resulted in, or could reasonably be expected to result in a Material Adverse Effect with respect to Borrower.

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ARTICLE V.

Representations and Warranties

Section 5.1.           Representations and Warranties of the Borrower.

Except as otherwise indicated, the Borrower makes the following representations and warranties as of the Closing Date, the Funding Date and each Payment Date, upon which the Initial Lenders rely in making the Loan to the Borrower.

(a)            Organization and Good Standing. The Borrower is duly organized and validly existing as a limited liability company, in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business as such business is presently conducted.

(b)            Due Qualification. The Borrower is duly qualified to do business in the State of Delaware. The Borrower has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualifications, licenses or approvals except where the failure to qualify could not reasonably be expected to result in a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and each other Transaction Document to which it is a party and (B) carry out the terms of this Agreement and each other Transaction Document to which it is a party.

(d)            No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s Formation Documents, (ii) result in a breach of, or constitute a default under, or require any consent under, any material agreement that is binding on the Borrower or by which it or its properties may be bound or affected, (iii) result in the creation or imposition of any Lien upon any of the Borrower’s properties pursuant to the terms of any agreement, other than this Agreement or (iv) violate any Applicable Law, in the case of clause (iv), except where such violation could not reasonably be expected to result in a Material Adverse Effect.

(e)            No Proceedings. There is no litigation, proceeding or investigation pending or, to the Borrower’s best knowledge, threatened against it, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f)             All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Borrower of this Agreement either (x) have been duly obtained, effected or given and are in full force and effect or (y) as of the date hereof, the Borrower has properly completed and submitted all applications, documents and other materials necessary to cause such consent, license, approval, authorization, registration or declaration to be issued or obtained and has paid all applicable fees and costs in connection therewith.

(g)            Solvency. The transactions under this Agreement do not and will not render the Borrower not Solvent.

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(h)            Taxes. The Borrower has filed, caused to be filed, or received an extension of time for filing that has not yet expired all federal and material state, local or foreign tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all federal or material amounts of state, local or foreign Taxes and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves have been provided on the books of the Borrower), and no tax lien has been filed and, to its knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

(i)             Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including the use of the proceeds from the Loan) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including Regulations T, U and X of the Federal Reserve Board, 12 C.F.R., Chapter II. The Borrower does not own, nor does it intent to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(j)             Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to any Lender or the Administrative Agent in connection with this Agreement are true, correct and complete in all material respects as of the date specified therein or the date so furnished (as applicable).

(k)            Investment Company Act. The Borrower is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as, an “investment company” within the meaning of the Investment Company Act.

(l)             Anti-Corruption Laws and Sanctions. The Borrower is in compliance with Anti-Corruption Laws and applicable Sanctions. The Borrower is subject to policies and procedures to ensure compliance by it and its directors, officers, employees and agents with Anti-Corruption Laws.  Neither the Borrower nor the Guarantor, or any of their respective directors, officers or employees, or, to the knowledge of the Borrower, the affiliates or agents of the Borrower, is a Sanctioned Person or, located, organized or resident in a Sanctioned Country. None of the Loan, the use of proceeds of the Loan or the transactions contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(m)           Anti-Money Laundering Laws. The operations of the Borrower are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the applicable money laundering statutes of all jurisdictions where the Borrower conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Borrower, threatened.

(n)            ERISA. The Borrower is not, and will not any time be, a Benefit Plan Investor or a governmental plan, non-U.S. plan, church plan or any other plan, arrangement or entity that is subject to any federal, state, local or non-U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code (a “Similar Law Plan”).

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(o)            Binding Obligation. This Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

ARTICLE VI.

Covenants

Section 6.1.           Affirmative Covenants of the Borrower.

From the date hereof until the Maturity Date, the Borrower covenants and agrees as follows:

(a)            Compliance with Laws. The Borrower shall comply in all material respects with all Applicable Laws, including those with respect to the LP Interests.

(b)            Preservation of Existence. The Borrower shall preserve and maintain its existence, rights, franchises and privileges in the State of Delaware, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c)            Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures and keep and maintain all documents, books, records and other information reasonably necessary or advisable.

(d)            Taxes. The Borrower shall file or cause to be filed all U.S. federal and material state, local or foreign tax returns that are required to be filed by it and shall pay, discharge or otherwise satisfy all of its Tax liabilities, other than any Tax liability the validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves have been provided in the books of such Borrower in accordance with GAAP. The Borrower shall deliver to each Lender, as may reasonably be required by the Code and applicable Treasury Regulations or otherwise, such information in the possession or control of it, as may be required to enable each Lender to prepare its federal and State income tax returns.

(e)            Use of Proceeds. The Borrower shall apply the proceeds of the Loan to acquire the LP Interests in ZP Utility Fund, LP and for general corporate purposes.

(f)            Reporting. The Borrower, shall distribute, or cause to be distributed, to each Lender:

(i)            Financial Statements. The Borrower shall provide quarterly and annual financial statements, including audited annual financial statements if available;

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(ii)           Auditors’ Management Letters. Promptly after any auditors’ management letters are received by the Borrower or by its accountants, which refer in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by the Borrower;

(iii)          ERISA. Promptly after the occurrence of any “Reportable Event” with respect to a Pension Plan, a notice describing such Reportable Event and a copy of any notices received from or filed with the PBGC pertaining thereto; and

(iv)          Notice of Material Events. Promptly after receiving written notice of an event or circumstance that is likely to have a Material Adverse Effect on the Borrower or the Guarantor, notice of such event or circumstance.

(g)            Notice of Default. The Borrower shall notify each Lender of any Default or Event of Default hereunder within five (5) days of notice or knowledge thereof.

(h)            Other. The Borrower shall furnish to the Lenders promptly, from time to time, such other information, documents, records or reports as the Lenders may from time to time reasonably request.

(i)            Compliance with Formation Documents. The Borrower shall comply with the restrictions set forth in its Formation Documents in all material respects.

Section 6.2.           Negative Covenants of the Borrower.

Except as otherwise indicated, the Borrower covenants and agrees from the date hereof until the date on or after the Maturity Date as follows:

(a)            No Other Business; Indebtedness; Guarantees; Subsidiaries; Investments. The Borrower shall not (i) engage in any business other than a Permitted Business, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to or as contemplated by this Agreement or any other Transaction Document (excluding any incidental expenses incurred by the Borrower in connection with the performance of its obligations under the foregoing documents), or (iii) guarantee, endorse or otherwise be or become contingently liable in connection with the obligations of any other Person, except as provided for under the Transaction Documents.

(b)            Mergers, Acquisitions, Sales, Etc. The Borrower shall not be a party to any merger, consolidation or division, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, sell, transfer, convey or lease all or any substantial part of its assets (other than pursuant hereto).

(c)            Change of Name or Location of Records. The Borrower shall not (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC) indicated in its Formation Documents or (ii) change its form of organization or its jurisdiction of organization, unless, in each case, at least thirty (30) days prior to the effective date of such change, it delivers to the Administrative Agent such financing statements or amendments to financing statements (Form UCC-1 or Form UCC-3, respectively) authorized by it which shall reflect such name change or change in form or jurisdiction of organization, together with such other documents, legal opinions and instruments that the Administrative Agent may reasonably request in connection with the transaction giving rise thereto.

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(d)           ERISA Matters. The Borrower shall not, to the extent it could reasonably result in a Material Adverse Effect, (i) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (ii) fail to satisfy or permit any ERISA Affiliate to fail to satisfy the “minimum funding standard,” as defined in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (iii) fail to make or permit any ERISA Affiliate to fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iv) permit the filing of any notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, (v) permit the termination of any Pension Plan under Section 4041(c) of ERISA or the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate or appoint a trustee to administer a Pension Plan, (vi) permit any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or (vii) incur any liability or permit any ERISA Affiliate to incur any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA. The Borrower will not become a Benefit Plan Investor or a Similar Law Plan.

(e)            Formation Documents and Transaction Documents. Without the prior consent of the Administrative Agent, the Borrower shall not amend, modify, waive or terminate any provision of (i) its Formation Documents or (ii) any Transaction Document in any manner that would have a Material Adverse Effect.

(f)            [Reserved].

(g)           No Assignments. The Borrower shall not assign or delegate, grant any interest in or permit any Lien (other than Permitted Liens) to exist upon any of its rights, obligations or duties under this Agreement or any Transaction Document to which the Borrower is a party without the prior written consent of the Lenders.

(h)           No Transfer of LP Interests. The Borrower shall not, directly or indirectly, sell, transfer, or otherwise dispose of, assign or convey, pledge, hypothecate or otherwise encumber any LP Interests as security for any obligation or liability, whether existing or future.

(i)            Distributions. Except to the extent permitted by Section 2.3, the Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Borrower or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding except any Permitted Distributions.

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(j)            Anti-Corruption Laws; Sanctions. None of the Borrower, or any of its directors, officers, or employees, or to the knowledge of the Borrower, any Affiliates or agents of the Borrower, or any of their subsidiaries, shall, directly or indirectly, use any part of any proceeds of the Loan, contribute, or otherwise make available such proceeds (a) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is a Sanctioned Person in violation of Sanctions, (b) to fund or facilitate any activities or business of or in any Sanctioned Country in violation of Sanctions, (c) in any manner that would result in a violation by any Person of Sanctions, or (d) in violation of Applicable Law, including Anti-Corruption Laws. None of the Borrower, or any of its respective directors, officers, or employees, or to the knowledge of the Borrower, any Affiliates or agents of the Borrower, or any of their subsidiaries, shall use the proceeds of the Loan in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

Section 6.3.          Indemnities by the Borrower. The Borrower agrees to indemnify, defend and hold harmless the Administrative Agent and each Lender and their respective directors, officers, employees and agents (the “Indemnified Parties”) against any and all fees, losses, claims, damages (including punitive damages), liabilities or expenses (including reasonable legal and accounting fees and expenses, and court costs) (collectively, “Losses”), as incurred (payable promptly upon written request), for or on account of or arising from or in connection with or as a result of this Agreement or any other Transaction Document, including (x) any breach of any representation, warranty or covenant of the Borrower in this Agreement, the other Transaction Documents or in any certificate or other written material delivered pursuant hereto or thereto, (y) the failure by Borrower to comply with Applicable Law or (z) any litigation, claim, proceeding or investigation before any Governmental Authority (1) relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or (2) relating to the Borrower in which any Indemnified Party becomes involved as a result of the transactions contemplated by this Agreement or the other Transaction Documents, including any judgment, award, settlement, reasonable and documented out of pocket external attorneys’ fees and other out of pocket costs or expenses incurred in connection with any such litigation, claim, proceeding or investigation (including in connection with an Indemnified Party’s enforcement of its right to indemnification); provided, however, that the Borrower shall not be so required to indemnify any such Indemnified Party or otherwise be liable to any such Indemnified Party hereunder for any Losses (i) with respect to taxes other than any taxes that represent losses, claims or damages arising from any non-tax claim or (ii) arising from such Indemnified Party’s willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final, non-appealable judgment. The indemnification obligations of the Borrower shall survive the termination of this Agreement and shall be enforceable by the Administrative Agent and each Lender even if such Lender or the Administrative Agent subsequently assigns its rights and obligations under this Agreement in accordance with Article X.

Section 6.4.         Covenant of Parties. Each party to this Agreement, including each Lender that becomes a party hereto from time to time, acknowledges, covenants and agrees that the transactions contemplated by this Agreement are intended to be treated as a loan for accounting purposes and each such party shall treat the transactions contemplated by this Agreement as a loan for accounting purposes.

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ARTICLE VII.

Events of Default

Section 7.1.           Events of Default. (a)           (a) Each of the following events shall constitute an “Event of Default”:

(i)            (A) Any failure by the Borrower to pay any Interest due and payable by the Borrower under this Agreement or any other Transaction Document when the same becomes due and payable, and such failure shall continue for a period of three (3) Business Days after the earlier of actual knowledge or written notice thereof or (B) any failure by the Borrower to pay any amount (other than Interest or principal in respect of the Loan) due and payable by the Borrower under this Agreement or any other Transaction Document when the same becomes due and payable, and such failure shall continue unremedied for two (2) Business Days after the earlier of actual knowledge or written notice thereof;

(ii)            the failure by the Borrower to indefeasibly pay in full the Loan Balance, together with all other Aggregate Unpaids on the Maturity Date;

(iii)           a sale or disposition of any of the LP Interests by the Borrower;

(iv)          the failure on the part of the Borrower to observe or perform any of its covenants or agreements set forth in any Transaction Document to which it is a party in any material respect (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in this Section 7.1(a)) and such failure continues unremedied for thirty (30) calendar days after the earlier of (1) written notice to the Borrower, by any Secured Party of such breach and (2) the date such breach was discovered by the Borrower;

(v)            any representation or warranty made or deemed to be made by the Borrower or in connection with this Agreement or any of the other Transaction Documents to which it is a party shall prove to have been false or incorrect in any material respect when made, deemed made or delivered, and shall remain unremedied for thirty (30) calendar days after the earlier of (1) written notice to the Borrower by any Secured Party of such breach and (2) the date such breach was discovered by the Borrower;

(vi)          the occurrence of an Insolvency Event relating to the Borrower or the Guarantor;

(vii)         a final non appealable judgment shall be entered against, or settlements by, or the commencement of any material litigation, arbitration or investigation involving the Borrower, that could individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Borrower or the Lenders, and, in the case of a judgment, such judgment shall not have been discharged or stayed within thirty (30) days;

(viii)        the Borrower shall become an “investment company” within the meaning of the Investment Company Act or shall be required to register as an “investment company” within the meaning of the Investment Company Act;

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(ix)           the occurrence of any default or event of default under any other agreement or instrument relating to any indebtedness of the Borrower or the Guarantor, which results in such indebtedness becoming due prior to its scheduled maturity or which permits the holder or holders of such indebtedness to declare such indebtedness to be due and payable prior to its scheduled maturity;

(x)            the occurrence of a Change of Control in respect of the Borrower or the Guarantor; or

(xi)           the Guaranty shall cease to be in full force and effect.

(b)            Upon the occurrence of any Event of Default, the Lenders may, by notice to the Borrower (with a copy to the Guarantor and the Administrative Agent, if any), declare the Loan Balance and all other amounts owing by the Borrower under this Agreement to be accelerated and become immediately due and payable without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. The Lenders may waive any Event of Default in writing whereupon such Event of Default shall be deemed to have not occurred for purposes of this Agreement.

Section 7.2.           Actions Upon an Event of Default.

On and after an Event of Default, the Administrative Agent at the direction of the Lenders, shall take the following remedial actions:

(a)            The Administrative Agent may take any action permitted under the Transaction Documents.

(b)            The Administrative Agent may, on behalf of the Lenders, declare the Aggregate Unpaids immediately due and payable.

Section 7.3.           Exercise of Remedies.

No failure or delay on the part of the Administrative Agent to exercise any right, power or privilege under this Agreement and no course of dealing between the Borrower, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative and not exclusive of any rights or remedies which the Secured Parties or the Administrative Agent would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

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ARTICLE VIII.

ADMINISTRATIVE AGENT

Section 8.1.          Appointment. The Lenders hereby appoint ASIL as the Administrative Agent. Each Lender by entering into this Agreement hereby irrevocably authorizes the Administrative Agent to act in accordance with the explicit provisions of the Transaction Documents and to exercise such powers as are reasonably incidental thereto and perform such duties as are expressly delegated to the Administrative Agent, subject to the terms and conditions of this Agreement and the other Transaction Documents. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent.

Section 8.2.           Agent for Administrative Purposes Only. Unless otherwise agreed by the Administrative Agent and the Lenders in their sole discretion, the Borrower shall make all payments directly to the Lenders severally and not to the Administrative Agent.

Section 8.3.           Collateral and Guaranty Matters. . The Administrative Agent, at the direction of the Lenders, may release any Lien granted to or held by the Administrative Agent under the Guaranty (i) when all outstanding Aggregate Unpaids owing with respect to the Loans have been paid in full (it being understood and agreed to that the Administrative Agent shall be under no obligation to account for any outstanding monetary Obligations owing to any Lender that have not been reported to Administrative Agent in writing by such Lender and the Administrative Agent may assume that no such non-reported monetary Obligations owing to such Lender exist for purposes of this clause (i)); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under this Agreement (including by consent, waiver or amendment and it being agreed and understood that the Administrative Agent may conclusively rely without further inquiry on a certificate of an officer of the Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) if approved, authorized or ratified in writing by the Lenders

ARTICLE IX.

Assignments; Participations

Section 9.1.           Assignments and Participations.

(a)            Each Lender agrees that the Loan being extended pursuant to this Agreement will be made for investment only and not with a view to any public distribution thereof, and that such Lender will not offer to sell or otherwise dispose of the related rights or obligations so acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable State securities laws. Each Lender hereby confirms and agrees that, in connection with any offering, transfer or sale by it of any interest in the Loan, it has not engaged and will not engage in a general solicitation or general advertising. Each Lender hereby confirms and agrees that it is a “qualified purchaser” as defined in the Investment Company Act.

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(b)            Each Lender may assign to one or more Affiliates all or a portion of its rights and obligations under this Agreement, upon notice to the Administrative Agent.; provided, however, that (i) the parties to each such assignment shall execute and deliver to the Borrower, the other Lenders and the Administrative Agent an Assignment and Acceptance, (ii) each Person that becomes a Lender under an Assignment and Acceptance shall agree to be bound by the confidentiality provisions of Article XI, (iii) at no time shall there be more than 5 Lenders, (iv) each Person that becomes a Lender under an Assignment and Acceptance shall provide the Administrative Agent with documentation required by Section 2.7 hereof and prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary to comply with its obligations under FATCA and to determine that such Person has complied with its obligations under FATCA and (v) each Person that becomes Lender under an Assignment and Acceptance is a “qualified purchaser” as defined in the Investment Company Act. Upon such execution and delivery by the Lender assignor and assignee, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for rights to indemnification under Section 6.3) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)            By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such assignee will, independently and without reliance upon such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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(d)            The Administrative Agent shall maintain at its address in the United States a copy of each Assignment and Acceptance delivered to and accepted by it and update the Lender Register attached hereto as Schedule A for the recordation of the names, addresses and Loan Percentage of each Lender and the Loan Balance (and stated interest) of the Loan. The Lender Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower may treat each Person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement. The Lenders and any transferees or assignees thereof after the Closing Date will be required to provide to the Administrative Agent or its agents all information, documentation or certifications reasonably requested by the Administrative Agent to permit the Administrative Agent to comply with its reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

(e)            Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, accept such Assignment and Acceptance, and the Administrative Agent shall then record the information contained therein in the Lender Register.

Section 9.2.           Prohibition on Assignments by the Borrowers.

The Borrower may not assign any of its rights or obligations under this Agreement to any other Person.

ARTICLE X.

Mutual Covenants Regarding Confidentiality
Section

Section 10.1.         Confidentiality of This Agreement.

Each party hereto, severally and with respect to itself only, covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement (including any fees payable in connection with this Agreement or the identity of any Lender under this Agreement), except as the Borrower, the Administrative Agent and all Lenders may have consented to in writing prior to any proposed disclosure and except that any party hereto may disclose such information (i) to its Affiliates, officers, directors, employees, investors, potential investors, creditors, potential creditors, potential or existing lenders, agents, counsel, accountants, subservicers, auditors, advisors or any actual or potential assignee or participant, or representatives (such Persons, “Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of other parties hereto that such information shall be used solely in connection with such Excepted Person’s performance of its duties hereunder or under any Transaction Document, or its evaluation of, or relationship with, the disclosing party, (ii) to the extent such information has become available to the public other than as a result of a disclosure by the disclosing party, or (iii) to the extent it is (a) required by Applicable Law, or in connection with any legal or regulatory proceeding or (b) required by any Governmental Authority to disclose such information; provided that in the case of clause (iii), the disclosing party will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify each other party hereto of its intention to make any such disclosure prior to making such disclosure.

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Section 10.2.         Other Confidential Information.

(a)            Each party hereto covenants and agrees that it will not disclose any Confidential Information of any other party now or hereafter received or obtained by it without the prior written consent of such other party except as permitted by this Section 10.2; provided, however, that any party may disclose any such Confidential Information to those of its employees or Affiliates directly involved in the transactions contemplated by the Transaction Documents.

(b)            Each party hereto acknowledges and understands that the Confidential Information may contain “nonpublic personal information” as that term is defined in Section 6809(4) of the Gramm-Leach-Bliley Act (the “Act”), and each party hereto agrees to maintain such nonpublic personal information received hereunder in accordance with the Act and other applicable federal and state privacy laws. Each party hereto shall, and shall direct employees, Affiliates directly involved in the transaction contemplated by the Transaction Documents and its respective Advisors to (i) not disclose such nonpublic personal information to any third party, that is not a party to a Transaction Document, including third party service providers, without the prior written consent of the Borrower; (ii) agree not to use nonpublic personal information for any purpose not reasonably contemplated by their respective roles in the transactions contemplated by the Transaction Documents; (iii) protect against any unauthorized access to or use of such nonpublic personal information; (iv) in the event of any actual or apparent theft, unauthorized use or disclosure of such nonpublic personal information, immediately commence all reasonable efforts to investigate and correct the causes and remediate the results thereof; and (v) as soon as practicable following its having actual knowledge or receipt of written notice of any event described in clause (iv) hereof, provide notice thereof to the other parties hereto, and such further information and assistance as may be reasonably requested by any other party in relation thereto.

(c)            Each party hereto may also disclose any such Confidential Information to Excepted Persons, provided that each such Person is informed of the confidential nature of such information and applicability of the Act to the use, maintenance and protection thereof by the recipient thereof.

(d)            Notwithstanding anything herein to the contrary, nothing herein shall be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of such party’s business or that of their affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration having jurisdiction over such party or an officer, director, employer, shareholder or affiliate of such party, (D) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, or (E) to any affiliate, independent or internal auditor, agent (including any potential sub or successor servicer), employee or attorney of each party having a need to know the same, provided that such party advises such recipient of the confidential nature of the information being disclosed and such Person agrees to maintain the confidentiality thereof for the benefit of the party whose Confidential Information is proposed to be disclosed; or (iii) any other disclosure authorized by the party whose Confidential Information is proposed to be disclosed.

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(e)            It is understood that the Administrative Agent, each Lender and their respective Affiliates may be required to disclose (and may so disclose, without liability hereunder) the Confidential Information or portions thereof at the request of a bank examiner, insurance commissioner or other regulatory authority or in connection with an examination of it or its Affiliates by a bank examiner, insurance commissioner or other regulatory authority, including in connection with the regulatory compliance policy of the Administrative Agent or any Lender.

(f)             Each party hereto agrees that its obligations under this Article X shall survive the termination of this Agreement for a period of two (2) years.

(g)            To the extent not prohibited by applicable law, each party hereto shall use commercially reasonable efforts to give advance notice to each other party of any disclosure of such other party’s Confidential Information made pursuant to applicable law, regulation, court order or other legal process.

Section 10.3.         Non-Confidentiality of Tax Treatment and Tax Structure.

Notwithstanding anything to the contrary contained herein or in any document related to the transactions contemplated hereby, the parties hereby agree that, from the commencement of discussions with respect to the transactions described herein, each party hereto (and each of its employees, representatives, Advisors, Affiliates or agents) is permitted to disclose to any and all persons of any kind (other than limitations imposed by State or federal securities laws), the structure and tax aspects of the transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to each such party related to such structure and tax aspects. In this regard, each party hereto acknowledges and agrees that this disclosure of the structure or tax aspects of the transactions is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding) except as is reasonably necessary to comply with state and federal securities laws. Furthermore, each party hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions is limited in any other manner (such as where the transactions are claimed to be proprietary of exclusive) for the benefit of any other Person (other than as it may be limited by State or federal securities laws).

ARTICLE XI.

Miscellaneous

Section 11.1.         Amendments and Waivers.

Except as provided in this Section 11.1, and subject to the provisions of Section 7.1(b), no amendment, waiver or other modification of this Agreement or any schedule or exhibit hereto shall be effective without the written agreement of the Borrower, the Administrative Agent and the Lenders.

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Section 11.2.         Notices, Etc.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth below or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (ii) notice by email, upon receipt of answer back, or (iii) notice by overnight courier, one (1) Business Day after being deposited with such overnight courier service.

(a)            in the case of the Borrower, at the following address:

Zimmer Insurance Services LLC
9 West 57th Street, 33rd Floor

New York, NY

10019

Attention: Mitchell Pressman

Telephone: [***]

Email: [***]

(b)            in the case of the Guarantor, at the following address:

Zimmer Financial Services Group LLC

9 West 57th Street, 33rd Floor

New York, NY

10019

Attention: Chief Legal Officer

Telephone: [***]

Email: [***]

Each party hereto agrees that every other party hereto (or to any other Transaction Document) shall have behaved reasonably in accepting and relying upon, as having been properly authorized and delivered by the first party, any notice, certificate, instruction, consent, agreement, report or other communication that appears on its face to have been executed by an Authorized Signatory for such first party.

(c)            in the case of ASH, at the following address:

Ategrity Specialty Holdings LLC

9 West 57th Street, 33rd Floor

New York, NY

10019

Attention: General Counsel
Email: [***]

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(d)            in the case of ASIL, at the following address:

Ategrity Specialty Insurance Limited

9 West 57th Street, 33rd Floor

New York, NY

10019

Attention: General Counsel
Email: [***]

(e)            in the case of a Lender, on the signature pages hereto, or as set forth in the related Assignment and Acceptance.

Section 11.3.         Acknowledgements.

(a)            The Borrower acknowledges and agrees that the Loan is for a commercial purpose and not for any personal, family or household purpose.

(b)           The Borrower acknowledges and agrees that, upon remedies becoming exercisable in accordance with this Agreement and the other Transaction Documents, it will comply with instructions originated by the Initial Lenders or Administrative Agent with respect to the Pledged Collateral without the further consent of the Guarantor.

Section 11.4.         No Waiver, Rights and Remedies.

No failure on the part of the Administrative Agent, any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

Section 11.5.         Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors and permitted assigns.

Section 11.6.         Term of this Agreement; Third Party Beneficiary.

This Agreement shall remain in full force and effect until the Maturity Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Article V, the indemnification and payment provisions of Articles VI and IX, the confidentiality provisions of Article X, the provisions of Section 11.9 and any other provision of this Agreement expressly stated to survive, shall be continuing and shall survive any termination or assignment of this Agreement, or the resignation or removal of any party.

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Section 11.7.         GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 11.8.         WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 11.9.         Recourse Against Certain Parties.

(a)            No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of any Secured Party or the Administrative Agent as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any manager or administrator of such Person or any incorporator, Affiliate, stockholder, officer, employee or director of such Person or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of any Secured Party or the Administrative Agent contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Person, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any such Person or any incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Person contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Person and each incorporator, stockholder, Affiliate, officer, employee or director of such Person or of any such administrator, or any of them, for breaches by such Person of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

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(b)            The provisions of this Section 11.9 shall survive the termination of this Agreement.

Section 11.10.       [Reserved.]

Section 11.11.       Execution in Counterparts; Electronic Execution; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The words “execution”, “executed”, “signed”, “signature”, and words of like import in this Agreement and the other Transaction Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.

Section 11.12.       Right of Setoff. Each Lender is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of an Event of Default, or at any time that any Obligation is due and payable, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owed by such Lender to, or for the account of, the Borrower against the amount of the Obligations owed by the Borrower to such Lender.

Section 11.13.      Amendemnt and Restatement. This Agreement amends and restates in full the Original Loan Agreement, with effect as of the Closing Date, and the parties hereto confirm that (a) all prior actions made pursuant to the Original Loan Agreement are effective as if made under this agreement on the date made, and (b) no provision of this agreement is intended to result in the duplication of any such prior action by any party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ZIMMER INSURANCE SERVICES LLC, as Borrower

By:	/s/ Mitchell Pressman
	Name:	Mitchell Pressman
	Title:	CFO

ATEGRITY SPECIALTY HOLDINGS LLC, as an Initial Lender

By:	/s/ Justin Cohen
	Name:	Justin Cohen
	Title:	CEO

ATEGRITY SPECIALTY INSURANCE LIMITED, as an Initial Lender

By:	/s/ Justin Cohen
	Name:	Justin Cohen
	Title:	CEO

ATEGRITY SPECIALTY INSURANCE LIMITED, as Administrative Agent

By:	/s/ Justin Cohen
	Name:	/s/ Justin Cohen
	Title:	CEO

Omitted Exhibits

Schedule A of this exhibit, which is described under Section 9.1(d) above, has been omitted pursuant to Item 601(a)(5) of Regulation S-K because it does not contain information material to an investment or voting decision and that information is not otherwise disclosed in this exhibit or the disclosure document. The registrant will furnish supplementally a copy of Schedule A to the Securities and Exchange Commission or its staff upon request.

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

1.            This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment Agreement”) is entered into between the [_______] (“Assignor”) and [________], (“Assignee”) as of [______], 20[__] (the “Effective Date”). Reference is made to the agreement described in Item 1 of Annex I hereto (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

2.            In accordance with the terms and conditions of the Loan Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Documents as of the date hereof, as specified in Item 3 of Annex I.

3.            The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

4.            The Assignee (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, and (b) agrees that it has independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Assignment Agreement, and also agrees that it will, independently and without reliance on the Assignor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

5.            The Assignee hereby releases the Assignor from and against any and all losses, claims, damages, liabilities and expenses asserted by the Assignee relating to or arising from an alleged failure by the Assignor to disclose any information relating to the Loan or the Borrower, or otherwise, including, but not limited to, such Assignee’s inability to review such information, and agrees to make no claim against the Assignor in respect of the non-disclosure of such information; provided, that in no event does such Assignee release the Assignor from any liabilities asserted by the Assignee arising from fraud or the failure of the Assignor to disclose to the Assignee any information that, to the knowledge of the Assignor, is in the Assignor’s possession, and is necessary in order to make any other information prepared and provided by the Assignor to the Assignee, in light of the circumstances under which such information was prepared and provided, not misleading. The Assignee further releases the Assignor from any liability arising out of this Assignment Agreement or the Loan Documents which may, directly or indirectly, arise out of (i) the Borrower’s, or any other party’s breach of its representations or warranties in any Transaction Documents, or (ii) any failure by the Borrower, or any other party to perform or otherwise comply with its covenants and obligations under the Transaction Documents. The Assignee further acknowledges that the underlying assumptions may not be realized, that actual events may materially differ from such assumptions, and that the Assignor makes no representation as to whether such illustrations or assumptions will be realized.

Exhibit A - 1

6.            The Assignee (a) confirms that it is eligible as an assignee under the terms of the Loan Agreement, (b) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Loan Documents are required to be performed by it as a Lender, and (d) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

7.            The Assignee represents and warrants to the Assignor and the Administrative Agent as of the Effective Date that it has experience and expertise in the making of or investing in loans such as the applicable Loans.

8.            The Assignee agrees to be bound by the confidentiality provisions of Article IX of the Loan Agreement.

9.            The Assignee covenants and agrees that, shall not, prior to the date which is one year and one day after the final payment of the Obligations, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

10.          The Assignee acknowledges, covenants and agrees that the transactions contemplated by the Loan Agreement are intended be treated as a loan for accounting purposes and the Assignee shall treat the transactions contemplated by the Loan Agreement as a loan for accounting purposes.

11.          Following the execution of this Assignment Agreement by the Assignor and Assignee, it will be delivered by the Assignor to the Administrative Agent (with a copy to the Borrower) and be recorded by the Administrative Agent on the Lender Register. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the date specified in Item 2 of Annex I.

Exhibit A - 2

12.          Upon recording by the Administrative Agent, as of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement as specified in Item 4 of Annex I, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

13.          Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. On the Settlement Date, the Assignee shall pay to or at the direction of the Assignor the Purchase Price set forth in Item 5 of Annex I. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

14.          THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit A - 3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers thereunto duly authorized, as of the first date above written.

[___________],
as Assignor

By:
Name:
Title:

[___________],
as Assignee

By:
Name:
Title:

Exhibit A - 4

ANNEX I

Borrower: Zimmer Insurance Services LLC(“Borrower”)

1.	Name and Date of Loan Agreement:

Amended and Restated Loan Agreement, dated as of April 05,, 2025, among Zimmer Insurance Services LLC, as Borrower, Ategrity Specialty Holdings LLC, as an Initial Lender, and Ategrity Specialty Insurance Limited, as an Initial Lender and as Administrative Agent.

2.	Date of Assignment Agreement:	[_____, 20__]

3.	Loan Documents:

The “Transaction Documents” as such term is defined in the Loan and Security Agreement.

4.	Assigned Interest:

Lender	Amount of Loans Assigned	Pro Rata Share
[________]	$	[__]%

5.	Purchase Price Total:	$[_______]

Exhibit A - 5

Agreed and Accepted:

[___________],
as Assignor

By:
Name:
Title:

[___________],
as Assignee

By:
Name:

Title:

Exhibit A - 6

SCHEDULE A

LENDER REGISTER

Schedule A